SALEM COMMUNICATIONS ANNOUNCES FIRST QUARTER 2012 TOTAL REVENUE OF $54.3 MILLION

CAMARILLO, CA May 3, 2012 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and conservative opinion content, released its results for the three months ended March 31, 2012.

First Quarter 2012 Results

For the quarter ended March 31, 2012 compared to the quarter ended March 31, 2011:

Consolidated

•

Total revenue increased 6.1% to $54.3 million from $51.2 million;

•

Operating expenses increased 18.1% to $46.4 million from $39.2 million;

•

Operating expenses excluding gain or loss on disposal of assets increased 6.3% to $46.5 million from $43.8 million;

•

Operating income decreased 33.5% to $7.9 million from $11.9 million;

•

Net income decreased to $0.8 million, or $0.03 net income per diluted share, from $2.6 million, $0.10 net income per diluted share in the prior year;

•

EBITDA decreased 26.4% to $11.5 million from $15.6 million; and

•

Adjusted EBITDA increased 2.9% to $11.7 million from $11.4 million.

Broadcast

•

Net broadcast revenue increased 2.9% to $44.0 million from $42.7 million;

•

Station operating income (“SOI”) decreased 0.8% to $14.8 million from $14.9 million;

•

Same station net broadcast revenue increased 3.0% to $43.5 million from $42.2 million;

•

Same station SOI increased 0.7% to $14.8 million from $14.7 million; and

•

Same station SOI margin decreased to 33.9% from 34.7%.

Internet

•

Internet revenue increased 32.9% to $7.4 million from $5.6 million; and

•

Internet operating income increased 99.7% to $1.5 million from $0.8 million.

Publishing

•

Publishing revenue increased 1.8% to $2.9 million from $2.8 million; and

•

Publishing operating loss increased to $80,000 from $40,000 in the prior year.

Included in the results for the quarter ended March 31, 2012 are:

•

A $0.2 million gain ($0.1 million, net of tax) on disposal of assets related to the gain from the sale of WBZS-AM, Pawtucket, Rhode Island; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Included in the results for the quarter ended March 31, 2011 are:

•

A $4.5 million gain ($2.7 million, net of tax, or $0.11 per diluted share) on disposal of assets comprised of a $2.4 million pre-tax gain from the sale of KKMO-AM in Seattle, Washington and a $2.1 million pre-tax gain from the sale of KXMX-AM in Los Angeles, California, partially offset by losses from various fixed asset and equipment disposals; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

These results reflect the reclassification of the operations of Samaritan Fundraising to discontinued operations for the three months ended March 31, 2012 and 2011.

Per share numbers are calculated based on 24,753,671 diluted weighted average shares for the quarter ended March 31, 2012, and 24,759,253 diluted weighted average shares for the quarter ended March 31, 2011.

Balance Sheet

As of March 31, 2012, the company had $235.0 million of 9 5/8% senior secured second lien notes outstanding and $36.3 million drawn on its revolver.  The company was in compliance with the covenants of its credit facility and bond indenture.  The company’s bank leverage ratio was 5.02 versus a compliance covenant of 6.25.

Cash Distribution

Salem paid a cash distribution of $0.035 per share on its Class A and Class B common stock on March 30, 2012 to shareholders of record as of March 23, 2012.  The distribution totaled approximately $0.9 million.

Acquisitions and Divestitures

The following transactions were completed since January 1, 2012:

•

On January 13, 2012, we completed the acquisition of KTNO-AM, Dallas, Texas for $2.2 million;

•

On March 16, 2012, we sold radio station WBZS-AM in Pawtucket, Rhode Island for $0.8 million; and

•

On April 10, 2012, we completed the acquisition of WKDL-AM in Warrenton, Virginia for $30,000.

Conference Call Information

Salem will host a teleconference to discuss its results on May 3, 2012 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (719) 325-2289, passcode 7084153 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through May 17, 2012 and can be heard by dialing (719) 457-0820, passcode 7084153 or on the investor relations portion on the company’s website, located at www.salem.cc.

Second Quarter 2012 Outlook

For the second quarter of 2012, Salem is projecting total revenue to increase 1% to 3% over second quarter 2011 total revenue of $55.4 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets, terminated transaction costs and abandoned license upgrades and impairments to increase 2% to 5% as compared to the second quarter of 2011 operating expenses of $45.4 million.

Salem Communications Corporation is the largest commercial U.S. radio broadcasting company that provides programming targeted at audiences interested in Christian and conservative opinion radio content, as measured by the number of stations and audience coverage.  Upon completion of all announced transactions, the company will own and/or operate a national portfolio of 96 radio stations in 37 markets, including 60 stations in 22 of the top 25 markets.  We also program the Family Talk™ Christian-themed talk format on SiriusXM Channel 131.

Salem also owns Salem Radio Network, a national radio network that syndicates talk, news and music programming to approximately 2,000 affiliated radio stations and Salem Media Representatives, a national media advertising sales firm with offices across the country.

In addition to its radio broadcast business, Salem owns an Internet and a publishing division. Salem Web Network is a provider of online Christian and conservative-themed content and streaming and includes websites such as Christian faith focused Christianity.com, Questions and Answers about Jesus Christ at Jesus.org, Christian living focused Crosswalk.com®, online Bible at BibleStudyTools.com, Christian videos at GodTube.com,  a leading website providing church media at WorshipHouseMedia.com and Christian radio ministries online at OnePlace.com. Additionally Salem owns conservative news leader Townhall.com® and conservative political blog HotAir.com, providing conservative commentary, news and blogging. Salem Publishing™ circulates Christian and conservative magazines such as Homecoming® The Magazine, YouthWorker Journal™, The Singing News, FaithTalk Magazine, Preaching and Townhall Magazine™. Xulon Press™ is a provider of self publishing services targeting the Christian audience.

Company Contact:

Evan D. Masyr

Salem Communications

(805) 384-4512

evanm@salem.cc

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended
	March 31,
	2011	2012
	(Unaudited)
Net broadcast revenue	$42,730	$43,957
Net Internet revenue	5,592	7,434
Net publishing revenue	2,841	2,893
Total revenue	51,163	54,284
Operating expenses:
Broadcast operating expenses	27,802	29,142
Internet operating expenses	4,836	5,924
Publishing operating expenses	2,880	2,971
Corporate expenses	4,551	4,867
Depreciation and amortization	3,701	3,619
Gain on disposal of assets	(4,525)	(169)
Total operating expenses	39,245	46,354
Operating income from continuing operations	11,918	7,930
Other income (expense):
Interest income	43	31
Interest expense	(7,235)	(6,396)
Other (income) expense, net	(11)	7
Income from continuing operations before income taxes	4,715	1,572
Provision for income taxes	2,156	687
Income from continuing operations	2,559	885
Income (loss) from discontinued operations, net of tax	28	(42)
Net income	$2,587	$843

Basic income per share before discontinued operations	$0.10	$0.04
Income (loss) from discontinued operations, net of tax	-	-
Basic income per share after discontinued operations	$0.11	$0.03

Diluted income per share before discontinued operations	$0.10	$0.04
Income (loss) from discontinued operations, net of tax	-	-
Diluted income per share after discontinued operations	$0.10	$0.03

Dividends per share	$-	$0.04
Basic weighted average shares outstanding	24,520,858	24,564,947
Diluted weighted average shares outstanding	24,759,253	24,753,671

Other Data:
Station operating income	$14,928	$14,815
Station operating margin	34.9%	33.7%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	March 31,
	2011	2012
		(Unaudited)

Assets
Cash	$67	$312
Restricted cash	110	-
Trade accounts receivable, net	31,001	30,502
Deferred income taxes	6,403	6,812
Other current assets	4,385	4,509
Property, plant and equipment, net	111,222	111,761
Intangible assets, net	399,942	400,119
Deferred financing costs	5,489	5,175
Other assets	2,691	2,750
Total assets	$561,310	$561,940

Liabilities and Stockholders' equity
Current liabilities	36,515	30,411
Long-term debt and capital lease obligations	265,679	271,001
Deferred income taxes	48,077	49,130
Other liabilities	7,991	8,019
Stockholders' equity	203,048	203,379
Total liabilities and stockholders' equity	$561,310	$561,940

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended
	March 31,
	2011	2012
	(Unaudited)
Capital expenditures
Acquisition related / income producing	$954	$920
Maintenance	1,458	1,841
Total capital expenditures	$2,412	$2,761

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue

Net broadcast revenue - same station	$42,244	$43,524
Net broadcast revenue - acquisitions	117	286
Net broadcast revenue - dispositions	222	6
Net broadcast revenue - format changes	147	141
Total net broadcast revenue	$42,730	$43,957

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses

Broadcast operating expenses - same station	$27,578	$28,756
Broadcast operating expenses - acquisitions	109	172
Broadcast operating expenses - dispositions	(42)	69
Broadcast operating expenses - format changes	157	145
Total broadcast operating expenses	$27,802	$29,142

Reconciliation of Same Station Operating Income to Total Station Operating Income

Station operating income - same station	$14,666	$14,768
Station operating income - acquisitions	8	114
Station operating income - dispositions	264	(63)
Station operating income - format changes	(10)	(4)
Total station operating income	$14,928	$14,815

Salem Communications Corporation
Supplemental Information
(in thousands)	Three Months Ended
	March 31,
	2011	2012
	(Unaudited)
Reconciliation of Station Operating Income, Internet Operating Income and Publishing Operating Loss to Operating Income
Station operating income	$14,928	$14,815
Internet operating income	756	1,510
Publishing operating loss	(39)	(78)
Less:
Corporate expenses	(4,551)	(4,867)
Depreciation and amortization	(3,701)	(3,619)
Gain on disposal of assets	4,525	169
Operating income	$11,918	$7,930

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$11,389	$11,714
Less:
Stock-based compensation	(306)	(327)
Discontinued operations, net of tax	28	(42)
Gain on disposal of assets	4,525	169
	15,636	11,514
EBITDA
Plus:
Interest income	43	31
Less:
Depreciation and amortization	(3,701)	(3,619)
Interest expense	(7,235)	(6,396)
Provision for income taxes	(2,156)	(687)
Net income	$2,587	$843

Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA	$11,389	$11,714
Less:
Cash interest	(354)	(410)
Cash taxes	(13)	(8)
Capital expenditures	(2,412)	(2,761)
Free Cash Flow	$8,610	$8,535
	Outstanding at	Applicable
	March 31, 2012	Interest Rate
Selected Debt Data
9 5/8% senior subordinated notes	$235,000	9.63%
Revolving credit facility	$36,310	3.36%